UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland 21401
(Address of principal executive offices/Zip Code)

Registrant’s telephone number, including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective January 10, 2013, the Board of Directors of PharmAthene, Inc. (the “Company”) adopted certain amendments to the Company’s Bylaws. The following description of the amendments is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the amendments, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Special Stockholders Meetings.

Article II, Section 3 of the Bylaws has been amended to clarify and expand the procedures Company stockholders must follow in order to request the calling of a special meeting of stockholders, including requirements as to the proper form of notice to be delivered to the Company and the requesting stockholder’s or stockholders’ compliance with state and federal laws, including Securities and Exchange Commission (“SEC”) rules. In addition, the amendments to Section 3 allow the Company to refuse to call a special meeting that has otherwise been properly requested by stockholders if (a) the Company has called or calls an annual or special meeting to be held not later than 90 days after the date on which a valid request was delivered, (b) a valid request has been made during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (c) an otherwise valid request contains an identical or substantially similar item to an item that was presented at any meeting of Company stockholders held within 120 days prior to the delivery date of the stockholder request, (d) the request relates to an item of business that is not a proper subject for action by the stockholders under applicable law, or (e) the request was made in a manner that involved a violation of certain SEC rules or other applicable law. Section 3, as amended, also increases the threshold ownership required for one or more stockholders to request a special meeting from 10% to 20% or more of the Company’s outstanding common stock. The amendment further provides that stockholders may not propose business to be brought before a special meeting of stockholders other than in accordance with Section 3 and that the Company is permitted to propose business to be brought before a meeting called pursuant to Section 3.

Article II, Section 4 of the Bylaws has been amended to clarify the differences in procedures regarding notices of annual meetings and special meetings of stockholders.

Notice of Stockholder Proposals.

Article II of the Bylaws has been amended to add a new Section 8 relating to the procedures by which stockholders must provide advance notice to the Company for business to be proposed by stockholders for consideration at annual meetings of stockholders. The amendment specifies the procedures Company stockholders must follow in order to propose business, including requirements as to the form of notice to be delivered to the Company, the form and content of the proposal, and the proposing stockholder’s or stockholders’ compliance with state and federal laws, including SEC rules. The amendment requires stockholders to provide notice and other materials relating to the proposal not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders, with certain exceptions in the event the meeting date changes significantly from the prior year’s meeting date. This amendment does not apply to nominations of persons to stand for election as a director of the Company. Finally, the amendment provides that stockholders may not propose business to be brought before an annual meeting of stockholders other than in accordance with Section 8 (other than stockholder proposals made in accordance with SEC Rule 14a-8).

Notice of Director Nominations.

Article II of the Bylaws has been amended to add a new Section 9 relating to the procedures by which stockholders may propose candidates to stand for election as a director of the Company. The amendment specifies the procedures Company stockholders must follow in order to propose candidates, including requirements as to the form of notice to be delivered to the Company, the information required regarding each candidate, the proposing stockholder’s or stockholders’ compliance with state and federal laws, including SEC rules, and the information and certifications that must be provided by the candidate in order for the candidate to be eligible for nomination and election. The amendment requires stockholders to provide the nomination notice and other materials relating to the nomination not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders, with certain exceptions in the event the meeting date changes significantly from the prior year’s meeting date.

Removal of Directors.

Article III, Section 4 of the Bylaws has been amended to clarify that directors may be removed only by the stockholders, with or without cause, by vote of the holders of a majority of the outstanding shares of each class of the Company’s voting stock, voting as a class.

Bylaw Amendments.

Article XI, Section 1 of the Bylaws has been amended to clarify that the stockholder vote required to amend the Bylaws is a majority of the outstanding capital stock of the Company entitled to vote on a proposed amendment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	Bylaw Amendments dated January 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHARMATHENE, INC.

By:	/s/ Jordan P. Karp
Jordan P. Karp
SVP & General Counsel

Date: January 14, 2014

EXHIBITS INDEX

Exhibit Number	Description

3.1	Bylaw Amendments dated January 10, 2014.